EXHIBIT 4.1

                        FORM OF COMMON STOCK CERTIFICATE

Stock Certificate with a Certificate No., the number of shares and the SkyMall, Inc. logo, with the following text:

"SkyMall, Inc., incorporated under the laws of Nevada, CUSIP No. 830859 10 4. The Corporation is authorized to issue 50,000,000 shares of Common Stock, par value $.001 each. This certifies that ________________ is the owner of ________ shares of fully paid and non-assessable Common Stock of SkyMall, Inc., transferable only on the books of the Corporation by the holder hereof in person or by duly appointed attorney-in-fact upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. This certificate and the shares of Common Stock represented hereby are received and held subject to the laws of the State of Nevada and to the Articles of Incorporation and the Bylaws of the Corporation, all as from time to time amended and the owner of this Certificate by accepting the same expressly asserts thereto.

In witness whereof,  the said
Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed."

Dated:  ______________________


_____________________________                    _______________________________
Secretary                                        President


                                 Corporate Seal

Countersigned and Registered:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                         (Jersey City, NJ)
              TRANSFER AGENT AND REGISTRAR

BY _______________________________________
                        AUTHORIZED OFFICER

Back of Certificate:  various abbreviations and the language:

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common                UNIF GIFT MIN ACT - ________ Custodian _________
TEN ENT -- as tenants by the entireties                             (Cust)             (Minor)
JT TEN --  as joint tenants with right of                         under Uniform Gifts to Minors
           survivorship and not as tenants in                     Act__________________________
           common                                                            (State)

                                               UNIF TRF MIN ACT -  _______ Custodian (until age _____)
                                                                    (Cust)
                                                                   _________ under Uniform Transfers
                                                                   (Minor)
                                                                   to Minors Act _____________________
                                                                                       (State)



    Additional abbreviations may also be used though not in the above list.


   For value received _________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------
|                                    |
|                                    |
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

_________________________________________________________________________ Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint


_______________________________________________________________ Attorney-in-fact to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated _____________________


                                       _________________________________________

                                       _________________________________________
                                       NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
                                       MUST CORRESPOND WITH THE NAME(S) AS
                                       WRITTEN UPON THE FACE OF THE CERTIFICATE
                                       IN EVERY PARTICULAR, WITHOUT ALTERATION
                                       OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed


By __________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED
BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM), PURSUANT
TO S.E.C. RULE 17Ad-15.


This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between SkyMall, Inc. ("SkyMall") and Continental Stock Transfer & Trust Company, as Rights Agent, dated as of September 15, 1999, as the same may be amended from time to time (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive office of SkyMall. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. SkyMall will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt by it of a written request therefor. UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, BENEFICIALLY OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) OR AN ASSOCIATE OR AFFILIATE (AS DEFINED IN THE RIGHTS AGREEMENT) THEREOF AND CERTAIN TRANSFEREES THEREOF WILL BE NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.